                          ACCESS PHARMACEUTICALS, INC.

                             STATEMENT OF CASH FLOW

                                             SIX MONTHS
                                           ENDING JUNE 30,               YEAR ENDED DECEMBER 31,
                                      -------------------------   -------------------------------------
                                         1995          1994         1994         1993          1992
                                      ----------    -----------   ---------   -----------   -----------
                                      (UNAUDITED)    (UNAUDITED)

Cash Flows From Operating
  Activities:
Net income/loss.....................   $(270,325)    $(390,927)   $(476,232)  $(1,383,528)  $  (859,546)
Adjustments to reconcile net
  income/loss to net cash used in
  operating activities:
  Depreciation and amortization of
     assets.........................      62,448        55,458      115,338       110,907        95,623
  Change in assets and liabilities:
     Accounts receivable............      (5,067)       (5,034)         (18)       29,136       (27,141)
     Accrued interest receivable....          --            --          112        13,775        (4,887)
     Prepaid expenses and other
       assets.......................      19,628            --      (19,628)           --          (418)
     Other assets...................         418            --         (667)           --            --
     Accounts payable and accrued
       expenses.....................     (17,671)      (21,829)       7,318        18,475        (1,454)
     Deferred income taxes..........          --            --           --            --       (43,876)
     Unearned revenue...............    (135,000)      250,000     (180,000)           --      (298,666)
                                       ---------     ---------    ---------   -----------    ----------
     Total adjustments..............    (137,692)      223,249     (167,117)       61,386      (376,442)
                                       ---------     ---------    ---------   -----------    ----------
Net Cash (Used In) Operating
  Activities........................    (345,569)     (112,220)    (193,777)   (1,211,235)   (1,140,365)
Cash Flows From Investing
  Activities:
  Capital expenditures..............        (324)         (960)     (81,253)      (12,846)     (140,098)
  Marketable securities.............          --            --           --     1,203,625      (603,625)
  Capitalized patent costs..........          --        (2,396)     (30,573)      (93,641)      (24,173)
                                       ---------     ---------    ---------   -----------    ----------
Net Cash Provided by (Used In)
  Investing Activities..............        (324)       (3,356)    (111,826)    1,097,138      (767,896)
Cash Flows From Financing Activities
  Proceeds from notes payable.......          --            --      502,248            --            --
  Repayment of notes payable........     (67,033)           --      (30,516)           --            --
  Proceeds from capital equipment...          --            --           --            --        89,014
                                       ---------     ---------    ---------   -----------    ----------
Net Cash Provided By Financing
  Activities........................     (67,033)           --      471,732            --        89,014
                                       ---------     ---------    ---------   -----------    ----------
Net Increase (Decrease) in Cash and
  Cash Equivalents..................    (412,926)     (115,576)     166,129      (114,097)   (1,819,247)
Cash and Cash Equivalents At
  Beginning of Period...............   $ 533,456     $ 367,327    $ 367,327   $   481,424   $ 2,300,671
                                       =========     =========    =========   ===========    ==========
Cash and Cash Equivalents At End of
  Period............................   $ 120,530     $ 251,751    $ 533,456   $   367,327   $   481,424
                                       =========     =========    =========   ===========    ==========
Cash Paid for Interest..............      35,676            --       18,510            --            --
Cash Paid for Income Taxes..........          --            --           --        32,222            --

                       See Notes to Financial Statements

                                      F-19